Exhibit 99.1

For additional information, contact:

Joseph Stegmayer
Chairman and CEO
Phone: 602-256-6263
joes@cavco.com

On the Internet:
www.cavco.com
FOR IMMEDIATE RELEASE
CAVCO INDUSTRIES REPORTS FISCAL THIRD QUARTER RESULTS
PHOENIX, January 28, 2010 — Cavco Industries, Inc. (NASDAQ: CVCO) today announced financial results for the third quarter and first nine months of its fiscal year 2010 ended December 31, 2009.
Net sales for the third quarter of fiscal 2010 totaled $36,369,000, up 45% from $25,093,000 for the third quarter of fiscal year 2009. The third quarter 2010 results include the Fleetwood Homes operations which, as previously reported, were acquired during the second quarter of the current fiscal year.
Net loss attributable to Cavco stockholders for the fiscal 2010 third quarter was $1,030,000 compared to net income of $110,000 reported in the same quarter one year ago. Net loss per share based on basic and diluted weighted average shares outstanding was $0.16 versus basic and diluted net income per share of $0.02 last year.
For the first nine months of fiscal 2010, net sales decreased 12% to $79,341,000 from $90,632,000 for the comparable prior year period. Net loss attributable to Cavco stockholders for the first nine months of fiscal 2010 was $2,642,000 compared to net income of $1,481,000 last year. For the nine months ended December 31, 2009, net loss per share based on basic and diluted weighted average shares outstanding was $0.41, versus basic and diluted net income per share of $0.23 and $0.22, respectively for the prior year period.
“The financial results of our operations during the third fiscal quarter ended December 31, 2009 are reflective of the difficult market environment. Low margins and a lighter production schedule resulting from the holidays were compounded by seasonally depressed sales volumes that characterized the period,” said Joseph Stegmayer, Chairman, President and Chief Executive Officer, while commenting on the quarter.
Mr. Stegmayer continued, “Wholesale and retail financing availability continues to be a key challenge for the factory built housing industry. However, our collaborations with wholesale lending companies have provided, and continue to supply, much needed inventory financing to the retailers of Cavco and Fleetwood brand homes. In addition, we are working alongside our industry peers to encourage favorable legislative action on behalf of the mortgage financing needs of potential homeowners. While some progress has been made in this area, such as increased loan limits for government backed home-only loans, a meaningful positive impact in the form of increased home orders at our factories has yet to be realized.”
“We are pleased with the transition and integration of Fleetwood Homes and the exemplary efforts of the people comprising the combined company. As a newly expanded organization, we continue to aggressively pursue traditional and niche markets where our diverse product lines and custom building capabilities provide our company with a competitive advantage. These efforts, coupled with our national presence, have positioned us well to seek out and develop varied sales opportunities,” Mr. Stegmayer concluded.
Cavco’s senior management will hold a conference call to review these results tomorrow, January 29, 2010, at 11:00 AM (Eastern Time). Interested parties can access a live webcast of the conference call on the Internet at www.cavco.com under the Investor Relations link, or the web site www.opencompany.info. An archive of the webcast and presentation will be available for 90 days at www.cavco.com under the Investor Relations link.
Cavco Industries, Inc., headquartered in Phoenix, Arizona, is the 2nd largest producer of HUD code manufactured homes in the United States, based on reported wholesale shipments of both Cavco and Fleetwood Homes. The Company is also a leading producer of park model homes and vacation cabins in the United States.
Certain statements contained in this release are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, Section 21E of the Securities and Exchange Act of 1934 and the Private Securities Litigation Reform Act of 1995. In general, all statements that are not historical in nature are forward-looking. Forward-looking statements are typically included, for example, in discussions regarding the manufactured housing and site-built housing industries; our financial performance and operating results; and the expected effect of certain risks and uncertainties on our business, financial condition and results of operations. All forward-looking statements are subject to risks and uncertainties, many of which are beyond our control. As a result, our actual results or performance may differ materially from anticipated results or performance. Factors that could cause such differences to occur include, but are not limited to: adverse industry conditions; general deterioration in economic conditions and continued turmoil in the credit markets; a write-off of all or part of our goodwill, which could adversely affect operating results and net worth; the cyclical and seasonal nature of our business; limitations on our ability to raise capital; curtailment of available financing in the manufactured housing industry; our contingent repurchase obligations related to wholesale financing; competition; our ability to maintain relationships with retailers; labor shortages; pricing and availability of raw materials and unfavorable zoning ordinances; our ability to successfully integrate Fleetwood Homes and any future acquisition or attain the anticipated benefits and the risk that the acquisition of Fleetwood Homes and other future acquisitions may adversely impact our liquidity; together with all of the other risks described in our filings with the Securities and Exchange Commission. Readers are specifically referred to the Risk Factors described in Item 1A of the 2009 Form 10-K, as may be amended from time to time, which identify important risks that could cause actual results to differ from those contained in the forward-looking statements. Cavco expressly disclaims any obligation to update any forward-looking statements contained in this release, whether as a result of new information, future events or otherwise. Investors should not place any reliance on any such forward-looking statements.
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CAVCO INDUSTRIES, INC.
CONSOLIDATED BALANCE SHEETS
(Dollars in thousands)

	December 31,	March 31,
	2009	2009
	(Unaudited)
ASSETS
Current assets
Cash and cash equivalents	$77,241	$70,557
Short-term investments	496	4,464
Restricted cash	287	244
Accounts receivable	5,585	6,234
Inventories	15,245	9,333
Prepaid expenses and other current assets	7,754	3,676
Deferred income taxes	7,109	3,434

Total current assets	113,717	97,942

Property, plant and equipment, at cost:
Land	16,194	6,580
Buildings and improvements	20,608	7,355
Machinery and equipment	10,803	8,203

	47,605	22,138
Accumulated depreciation	(9,614)	(9,279)

	37,991	12,859

Inventory finance notes receivable, net	8,730	484
Goodwill and other intangibles, net	68,926	67,346

Total assets	$229,364	$178,631

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Accounts payable	$1,870	$739
Accrued liabilities	26,378	13,753

Total current liabilities	28,248	14,492

Deferred income taxes	20,278	16,099

Commitments and contingencies

Cavco Industries, Inc. stockholders’ equity
Preferred Stock, $.01 par value; 1,000,000 shares authorized; No shares issued or outstanding	—	—
Common Stock, $.01 par value; 20,000,000 shares authorized; Outstanding 6,541,684 and 6,506,843 shares, respectively	65	65
Additional paid-in capital	126,682	126,045
Retained earnings	19,288	21,930

Total Cavco Industries, Inc. stockholders’ equity	146,035	148,040

Noncontrolling interest	34,803	—

Total equity	180,838	148,040

Total liabilities and stockholders’ equity	$229,364	$178,631

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CAVCO INDUSTRIES, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(Dollars in thousands, except per share amounts)
(Unaudited)

	Three Months Ended		Nine Months Ended
	December 31,		December 31,
	2009	2008	2009	2008

Net sales	$36,369	$25,093	$79,341	$90,632
Cost of sales	33,106	22,440	71,836	80,090

Gross profit	3,263	2,653	7,505	10,542
Selling, general and administrative expenses	4,954	2,859	11,964	9,105

(Loss) income from operations	(1,691)	(206)	(4,459)	1,437
Interest income	52	151	108	730

(Loss) income before income taxes	(1,639)	(55)	(4,351)	2,167
Income tax benefit (expense)	471	165	1,512	(686)

Net (loss) income	(1,168)	110	(2,839)	1,481
Less: net loss attributable to noncontrolling interest	(138)	—	(197)	—

Net (loss) income attributable to Cavco Industries, Inc. common stockholders	$(1,030)	$110	$(2,642)	$1,481

Net (loss) income per share attributable to Cavco Industries, Inc. common stockholders:
Basic	$(0.16)	$0.02	$(0.41)	$0.23

Diluted	$(0.16)	$0.02	$(0.41)	$0.22

Weighted average shares outstanding:
Basic	6,511,184	6,499,362	6,508,552	6,481,572

Diluted	6,511,184	6,693,418	6,508,552	6,695,654

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CAVCO INDUSTRIES, INC.
OTHER OPERATING DATA — CONTINUING OPERATIONS
(Dollars in thousands, except average sales price amounts)
(Unaudited)

	Three Months Ended		Nine Months Ended
	December 31,		December 31,
	2009	2008	2009	2008

Net sales
Manufacturing	$35,323	$23,988	$77,025	$87,959
Retail	1,999	2,448	6,122	6,772
Less: Intercompany	(953)	(1,343)	(3,806)	(4,099)

Net sales	$36,369	$25,093	$79,341	$90,632

Floors sold — manufacturing	1,565	904	3,280	3,361

Average sales price per floor — manufacturing	$22,571	$26,535	$23,483	$26,170

Homes sold — manufacturing	1,026	604	2,184	2,210

Average sales price per home — manufacturing	$34,428	$39,715	$35,268	$39,800

Homes sold — retail	29	32	88	92

Capital expenditures	$21	$93	$178	$910

Depreciation	$334	$198	$843	$623

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